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                                                                 EXHIBIT 99.5

                                   [SODEXHO]




                               POWER OF ATTORNEY
                               -----------------

The undersigned officer of Sodexho, S.A. hereby constitutes and appoints Joseph
T. Turo, Jr. and Jane D. Goldstein, and each of them singly, my true and lawful attorneys, with full power to them and each of them, to sign for me, and in my name and in my capacity as officer of Sodexho, S.A, any and all filings or reports required to be filled under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, acting alone, full power and authority to do and perform in the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18th day of October, 1994.



                                         /s/ Jean-Pierre Cuny
                                         ----------------------------
                                         Name: Jean-Pierre Cuny
                                         Title: Senior Vice President